 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (date of earliest event reported): August 15, 2014
____________

SERVICENOW, INC.
(Exact name of registrant as specified in its charter)
____________

Delaware	001-35580	20-2056195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3260 Jay Street
Santa Clara, California	95054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 501-8550

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

____________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

¬	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¬	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¬	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¬	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e):	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Extension of Michael P. Scarpelli Employment Agreement

Effective August 15, 2014, ServiceNow, Inc. (the “Company”) entered into an amended employment agreement with Mr. Michael P. Scarpelli, Chief Financial Officer. The amended employment agreement extends the original employment agreement between Mr. Scarpelli and the Company, originally entered into on May 12, 2011, for an additional three year term.

Extension of Daniel R. McGee Employment Agreement

Effective August 15, 2014, ServiceNow, Inc. entered into an amended employment agreement with Mr. Daniel R. McGee, Chief Operating Officer. The amended employment agreement extends the original employment agreement between Mr. McGee and the Company, originally entered into on August 1, 2011, for an additional three year term.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVICENOW, INC.

Date: August 20, 2014	By:	/s/ Michael P. Scarpelli
Michael P. Scarpelli Chief Financial Officer